Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	June 30, 2015

Executive Vice President

and Chief Financial Officer

(310) 481-8484

or

Michelle Ngo

Senior Vice President

and Treasurer

(310) 481-8581

KILROY REALTY CORPORATION ANNOUNCES $250 MILLION

DIRECT EQUITY PLACEMENT

LOS ANGELES, June 30, 2015 – Kilroy Realty Corporation (NYSE: KRC) today announced that it has agreed to issue and sell 3,773,766 shares of its common stock directly to an institutional investor at a price of $66.18971 per share. The offering is expected to close on July 1, 2015. The Company estimates the offering will generate net proceeds of approximately $249.6 million.

The Company intends to use the net proceeds from the offering to repay borrowings outstanding under its operating partnership’s revolving credit facility and for other general corporate purposes, which may include acquiring land and properties, funding development projects and repaying other outstanding indebtedness.

The shares are being offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering is being made only by means of the prospectus supplement and accompanying prospectus related to the offering, which will be filed with the SEC and may be obtained, when available, on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Kilroy Realty Corporation.    Kilroy Realty Corporation, a member of the S&P MidCap 400 Index, is a real estate investment trust active in major West Coast markets. For over 65 years, the Company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. At March 31, 2015, the Company’s stabilized portfolio totaled approximately 13.0 million square feet of office properties.

Forward-Looking Statements.    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions in California and Washington, including any recurrence of California’s budget deficits; investment in real estate assets, which are illiquid and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in our tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a real estate investment trust. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, the prospectus supplement and prospectus for this offering and our other filings with the SEC. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

###

3